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                                                                    EXHIBIT 3.63

                                                                          [SEAL]

                            ARTICLES OF INCORPORATION

                  (UNDER CHAPTER 1701 OF THE OHIO REVISED CODE)
                               PROFIT CORPORATION

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et. seq. of the Ohio Revised Code, do hereby state the following:

FIRST.      The name of said corporation shall be:

                  CRS TITLE AGENCY, INC.
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SECOND.     The place in Ohio where its principal office is to be located is

               MAYFIELD HEIGHTS                        CUYAHOGA   County, Ohio
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                    (city, village or township)

THIRD.      The purpose(s) for which this corporation is formed is:
            For the purpose of engaging in any lawful act or activity for which corporations may be formed under ORC sections 1701.01 to 1701.98. To solicit and sell title insurance and to generally conduct the business of a title insurance agency and do any and all acts and things necessary and proper to the accomplishment of the forgoing and to do all other incidental things to the operation of a title insurance agency.

FOURTH. The number of shares which the corporation is authorized to have outstanding is: 850
            (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

IN WITNESS WHEREOF, we have hereunto subscribed our names, on January 20, 2000
                                                              -----------
                                                                 (date)

                  By: /s/ Henry A. Roth       , Incorporator
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                Name:     HENRY A. ROTH
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